EXHIBIT 99.5

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-02667, 333-77845, 333-95949, 333-36874 and 333-120450) and Form S-3ASR (No. 333-166710) of Omnicare, Inc., of our report dated February 24, 2011, except with respect to our opinion on the consolidated financial statements and financial statement schedule insofar as it relates to the effects of discontinued operations discussed in Note 1, as to which the date is July 29, 2011, relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Cincinnati, Ohio
July 29, 2011